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                                                                    EXHIBIT 3.02

                    Composite Form of Amended and Restated
                         CERTIFICATE OF INCORPORATION
                                      of
                         STRANDTEK INTERNATIONAL, INC.

     FIRST. The name of the Corporation is StrandTek International, Inc. (the "Corporation").

     SECOND. Its registered office in the State of Delaware is to be located at 725 Market St. in the city of Wilmington, County of New Castle. The registered agent in charge thereof is The Company Corporation at same as above.

     THIRD. The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

     FOURTH:  The Corporation shall be authorized to issue the following shares:

          Class               Number of Shares                Par Value
          -----               ----------------                ---------
          Common              200,000,000                      $.0001

     FIFTH. The name and mailing address of the incorporator is as follows:

     NAME:                               ADDRESS:
     Kimberly Andras        725 Market St., Wilmington, DE  19801

     SIXTH. The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

     Name and address of director(s)
     Albert P. Kretz  23632 Mercantile Rd., Beachwood, OH  44122   Fill in
                                                                   name(s) and
                                                                   addresses(es)

     SEVENTH. The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

     EIGHTH. Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

     I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true, and I have accordingly hereunto set my hand.

DATED AT:   10/27/87
State of Delaware
County of New Castle
                                                             /s/ KIMBERLY ANDRAS